Exhibit 3.73

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF ORGANIZATION
OF
SMBISS EAST GREENWICH, LLC

To the Secretary of State of the State of Tennessee:

Pursuant to the provisions of Section 48-249-204 of the Tennessee Revised Limited Liability Company Act, the undersigned limited liability company submits these Articles of Amendment to its Articles of Organization as follows:

FIRST: The name of the limited liability company is SMBISS East Greenwich, LLC (the “Company”).

SECOND: Section 1 of the Articles of Organization is hereby amended and restated in its entirety to read as follows:

“The name of the limited liability company is SARC/Kent, LLC (the “Company).”

THIRD: This Amendment was duly adopted by the sole member of the Company on November 9, 2006.

FOURTH: This Amendment, which will constitute an amendment to the Articles of Organization, is to be effective when filed with the Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 9th day of November, 2006.

SMBISS EAST GREENWICH, LLC

/s/ Kenneth C. Mitchell
Kenneth C. Mitchell Vice President

SMBISS EAST GREENWICH, LLC

CONSENT ACTION
TAKEN BY UNANIMOUS WRITTEN CONSENT
OF THE SOLE MEMBER

November 9, 2006

Pursuant to the provisions of the Tennessee Revised Limited Liability Company Act, the undersigned, constituting the sole member of SMBISS East Greenwich, LLC, a Tennessee limited liability company (the “Company”), hereby takes the following actions described herein by unanimous written consent on and effective as of the date hereof:

RESOLVED, that the name of the Company be changed to “SARC/Kent, LLC” and that any proper officers of the Company be and they hereby are authorized and directed to execute Articles of Amendment with respect to the change of name of the Company and to file such Articles of Amendment as they deem necessary for the conduct of the Company’s business; and further

RESOLVED, that the officers of the Company are authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Company, in order to fully carry out the intent and to accomplish the purposes of this and the preceding resolutions.

These actions are taken on and are effective as of the date first above written by consent of the member.

Sole Member:

SymbionARC Management Services, Inc.

/s/ Kenneth C. Mitchell
Kenneth C. Mitchell Vice President

ARTICLES OF ORGANIZATION OF SMBISS EAST GREENWICH, LLC

The undersigned person acting as the organizer of a limited liability company under Tennessee Limited Liability Company Act (the “Act”) adopts the following Articles of Organization (the “Articles”).

Name

The name of the limited liability company is SMBISS East Greenwich, LLC (the “LLC”).

Registered Office and Agent

The address of the registered office is 40 Burton Hills Boulevard, Suite 500, Nashville, Davidson County, Tennessee 37215. The name of the initial Registered Agent at this address is Gregg A. Stanley.

Organizer

Andrew E. Loope, Esq. whose address is 511 Union Street, Suite 2700, Nashville, Davidson County, Tennessee 37219-1760 is the organizer of the LLC.

Number of Members

At the date of the filing of the Articles, there is one member.

Date of Formation

The existence of the LLC is to begin upon the filing of the Articles.

Management

The LLC shall be member-managed. The business of the LLC shall be conducted under the management of its members. The members, by majority vote, may cause the LLC to become a board-managed LLC and direct the secretary to file an amendment to the Articles so signifying.

Principal Executive Office

The Principal Executive Office of the LLC is 40 Burton Hills Boulevard, Suite 500, Nashville, Davidson County, Tennessee 37215.

Transfer of Membership Interest

No Member may transfer or assign his membership interest or any part thereof to any person except as provided in the operating agreement. No holder may transfer or assign his financial rights to any person except as provided in the operating agreement. The consent to transfer may be by member action as provided in the operating agreement. In absence of a provision in the operating agreement, the default rules of the Act shall apply.

Dissolution Events

The events or actions that constitute a dissolution may be by member action or such other event as provided in the operating agreement or the having of no members. In absence of a provision in the operating agreement, the dissolution events shall be the having of no members, or a unanimous vote of the members to dissolve.

Preemptive Rights and Right of First Refusal

Members and parties to a contribution agreement may have preemptive rights if so provided in the operating agreement. The members and/or the LLC and/or a specific member may have rights of first refusal if they are set forth in the operating agreement.

Action on Recommendation

If the operating agreement so provides, action on recommendation as permitted in T.C.A. §48-223-103 shall be allowed.

Expulsion

If the operating agreement so provides, a member may be expelled as provided therein.

Dated: January 25, 2005	/s/ Andrew E. Loope
Andrew E. Loope, Organizer